SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2001

MICRON ELECTRONICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-17932	41-1404301

(Commission File Number)	(IRS Employer Identification No.)

1450 Eagle Flight Way, Boise, Idaho	83709

(Address of Principal Executive Offices)	(Zip Code)

(208) 898-3434

(Registrant’s Telephone Number, Including Area Code)

900 East Karcher Road, Nampa, Idaho 83687

(Former Name or Former Address, if Changed Since Last Report)

Item 2: Acquisition or Disposition of Assets.

      On May 31, 2001, Micron Electronics, Inc. (the “Company”) completed the sale of its personal computer systems business to GTG PC Holdings, LLC (“GTG PC”), an affiliate of Gores Technology Group. Gores Technology Group is a privately held international acquisition and management company.

      Pursuant to the terms of the Membership Interest Purchase Agreement dated as of April 30, 2001, as amended by the First Amendment to Membership Interest Purchase Agreement and Form of Contribution Agreement dated as of May 31, 2001 (as amended, the “Purchase Agreement”), GTG PC acquired the Company’s PC systems business through its purchase of the membership interests of MicronPC, LLC, a Delaware limited liability company holding assets and liabilities of the Company’s PC systems business (“MicronPC”).

      The sale of the PC systems business was structured as an asset sale, whereby certain assets and liabilities of the PC systems business, including those held by divisions of the Company and certain of its subsidiaries, were sold to GTG PC. The structuring of the sale involved the following actions which occurred prior to the sale of the PC systems business to GTG PC: (i) the Company contributed assets required for the continued operation of the PC systems business, including the customer service and warranty operations, the supply-chain and manufacturing processes and approximately $70 million in cash, and assigned liabilities associated with the PC systems business to MicronPC; (ii) the Company caused three of its wholly owned subsidiaries, Micron PC, Inc., Micron Commercial Computer Systems, Inc. and Micron Computer Services, Inc., that provide personal computer products and services to merge with and into MicronPC, with MicronPC being the surviving entity; and (iii) Micron Government Computer Systems, Inc., a wholly owned subsidiary of the Company that operates the PC systems business in the government markets, was converted into a Delaware limited liability company, and the membership interests of this subsidiary were contributed by the Company to MicronPC.

      The Company sold the PC systems business to GTG PC for the assumption of liabilities of the PC systems business specified in the Purchase Agreement and nominal cash. The Company has retained all other liabilities of the PC systems business. The Company determined the aggregate consideration for the PC systems business through, among other things, its negotiations with Gores Technology Group and its consideration of possible alternative transactions.

      The descriptions of the operative agreements for the sale of the PC systems business are qualified in their entirety by reference to the full text of such agreements, which are included as exhibits to this filing.

Item 7: Financial Statements and Exhibits.

      (a) Financial Statements.

      At the end of the second fiscal quarter of 2001, the Company announced it had adopted a plan to discontinue the operations of its PC systems business segment. On May 31, 2001, the Company completed the sale of its PC systems business to GTG PC as described in Item 2 above. The disposition of the PC systems business segment has been accounted for in the consolidated financial statements and financial statement schedule of the Company set forth below as discontinued operations in accordance with Accounting Principles Board Opinion No. 30 “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.”

      Amounts in the financial statements and related notes set forth below for all periods shown have been reclassified to reflect discontinued operations. Operating results for the discontinued operations are reported, net of tax, under “Income from discontinued operations” on the statements of operations. For financial reporting purposes, the assets and liabilities of the discontinued operations are combined and classified in the accompanying balance sheets under “Net assets of discontinued operations.” Cash flows from the discontinued operations are also stated separately on the statements of cash flows under “Net cash provided by (used in) discontinued operations.”

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Micron Electronics, Inc.

Consolidated Financial Statements:

Report of Independent Accountants	4

Consolidated Statements of Income for the Fiscal Years Ended August 31, 2000, September 2, 1999 and September 3, 1998	5

Consolidated Statements of Comprehensive Income for the Fiscal Years August 31, 2000, September 2, 1999 and September 3, 1998	6

Consolidated Balance Sheets as of August 31, 2000 and September 2, 1999	7

Consolidated Statements of Shareholders’ Equity for the Fiscal Years Ended August 31, 2000, September 2, 1999 and September 3, 1998	8

Consolidated Statements of Cash Flows for the Fiscal Years Ended August 31, 2000, September 2, 1999 and September 3, 1998	9

Notes to Consolidated Financial Statements	10

Quarterly Financial Information (Unaudited)	32

Financial statement schedule:

Schedule II — Valuation and Qualifying Accounts for the Fiscal Years August 31, 2000, September 2, 1999 and September 3, 1998	33

REPORT OF INDEPENDENT ACCOUNTANTS

The Shareholders and Board of Directors

Micron Electronics, Inc.

      In our opinion, the consolidated financial statements listed in the accompanying index on page 3 present fairly, in all material respects, the financial position of Micron Electronics, Inc. and its subsidiaries at August 31, 2000, and September 2, 1999, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index on page 3 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Boise, Idaho

September 29, 2000, except as to the
notes entitled “History of Operating Losses,”
“Discontinued Operations” and
“Subsequent Events” as to which the
date is May 18, 2001

MICRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Fiscal year ended

	August 31, 2000	September 2, 1999	September 3, 1998

Revenues	$32,862	$464	$—

Cost of revenues	24,335	103	—

Gross margin	8,527	361	—

Operating expenses:

Sales, marketing and technical support	26,157	143	—

General and administrative	23,640	3,894	2,678

Goodwill amortization	4,920	121	—

Other expense, net	634	1,442	605

Total operating expenses	55,351	5,600	3,283

Operating loss	(46,824)	(5,239)	(3,283)

Loss on equity investments	(592)	—	—

Interest income, net	11,476	12,635	11,488

Income (loss) from continuing operations before taxes	(35,940)	7,396	8,205

Income tax benefit (provision)	9,748	(2,209)	(3,124)

Income (loss) from continuing operations	(26,192)	5,187	5,081

Income from discontinued operations, net of tax	67,735	31,337	42,872

Net income	$41,543	$36,524	$47,953

Income (loss) per share, basic:

Continuing operations	$(0.27)	$0.05	$0.05

Discontinued operations	0.70	0.33	0.45

Net income	$0.43	$0.38	$0.50

Income (loss) per share, diluted:

Continuing operations	$(0.27)	$0.05	$0.05

Discontinued operations	0.70	0.33	0.45

Net income	$0.43	$0.38	$0.50

Number of shares used in per share calculation:

Basic	96,447	96,127	95,657

Diluted	96,447	96,633	96,027

      The accompanying notes are an integral part of the financial statements.

MICRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

	Fiscal year ended

	August 31, 2000	September 2, 1999	September 3, 1998

Net income	$41,543	$36,524	$47,953

Other comprehensive income (loss):

Reclassification adjustment for loss (gain) included in net income	—	(31)	2,514

Foreign currency translation	—	(6)	(1,845)

	—	(37)	669

Comprehensive income	$41,543	$36,487	$48,622

      The accompanying notes are an integral part of the financial statements.

MICRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	As of

	August 31, 2000	September 2, 1999

Assets

Cash and cash equivalents	$200,002	$200,950

Liquid investments	126,032	137,528

Receivables, net	4,404	6,897

Deferred income taxes	13,152	14,819

Other current assets	2,847	1,114

Total current assets	346,437	361,308

Property plant and equipment, net	37,673	2,887

Goodwill and intangibles, net	81,821	22,580

Equity investment	6,408	—

Other assets	3,353	1,256

Net assets of discontinued operations	88,228	114,795

Total assets	$563,920	$502,826

Liabilities and Shareholders’ Equity

Accounts payable and accrued expenses	$28,004	$12,256

Current debt	1,971	4,992

Total current liabilities	29,975	17,248

Long-term debt	—	5,001

Deferred income taxes	16,082	11,926

Other liabilities	11,283	10,152

Total liabilities	57,340	44,327

Commitments and contingencies

Common stock, $.01 par value, authorized 150 million shares; issued and outstanding 96.7 million and 96.3 million shares, respectively	967	963

Additional capital	134,485	127,951

Retained earnings	371,128	329,585

Total shareholders’ equity	506,580	458,499

Total liabilities and shareholders’ equity	$563,920	$502,826

The accompanying notes are an integral part of the financial statements.

MICRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(In thousands)

	Fiscal year ended

	August 31, 2000		September 2, 1999		September 3, 1998

	Shares	Amount	Shares	Amount	Shares	Amount

Common Stock

Balance at beginning of year	96,272	$963	95,863	$959	95,555	$956

Stock sold	169	2	184	2	254	2

Purchase and retirement of stock	—	—	—	—	(14)	—

Stock options	222	2	225	2	68	1

Balance at end of year	96,663	$967	96,272	$963	95,863	$959

Additional Capital

Balance at beginning of year		$127,951		$122,837		$120,108

Stock sold		1,518		1,412		1,912

Purchase and retirement of stock		—		—		(15)

Stock options		2,680		3,295		801

Sale of patents to MTI		2,285		—		—

Tax effect of stock options		51		407		31

Balance at end of year		$134,485		$127,951		$122,837

Retained Earnings

Balance at beginning of year		$329,585		$293,061		$245,139

Purchase and retirement of stock		—		—		(31)

Net income		41,543		36,524		47,953

Balance at end of year		$371,128		$329,585		$293,061

Accumulated Other Comprehensive Income

Balance at beginning of year		$—		$37		$(632)

Other comprehensive income		—		(37)		669

Balance at end of year		$—		$—		$37

The accompanying notes are an integral part of the financial statements.

MICRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal year ended

	August 31,	September 2,	September 3,
	2000	1999	1998

Cash Flows From Operating Activities

Net income	$41,543	$36,524	$47,953

Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities from continuing operations:

Depreciation and amortization of intangibles	12,257	278	—

Income from discontinued operations	(67,735)	(31,337)	(42,872)

Write-off of purchased in-process research and development	—	1,000	—

Provision for doubtful accounts	570	6	—

Other non-cash adjustments	(1,431)	(411)	(507)

Changes in operating assets and liabilities net of the effect of the acquisition transactions:

Receivables	2,121	1,550	(5,734)

Other current assets	(1,732)	(788)	311

Deferred income taxes	142	(29)	—

Accounts payable and accrued expenses	13,292	(2,746)	(13,769)

Other	1,354	100	(363)

Net cash provided by (used for) operating activities of continuing operations	381	4,147	(14,981)

Cash Flows From Investing Activities

Expenditures for property plant and equipment	(36,904)	(92)	—

Purchases of held-to-maturity investment securities	(245,949)	(205,294)	(52,527)

Proceeds from maturities of investment securities	260,700	98,391	34,000

Acquisitions, net of cash acquired	(58,297)	(21,348)	—

Equity investment	(7,000)	—	—

Other	(2,351)	(1,250)	—

Net cash used for investing activities of continuing operations	(89,801)	(129,593)	(18,527)

Cash Flows From Financing Activities

Repayments of debt	(10,016)	(4,475)	(4,192)

Proceeds from issuance of common stock	4,202	4,836	2,716

Purchase and retirement of stock	—	—	(46)

Capital contribution from MTI	2,285	—	—

Other	52	—	—

Net cash provided by (used for) financing activities of continuing operations	(3,477)	361	(1,522)

Net cash used in continuing operations	(92,897)	(125,085)	(35,030)

Net cash provided by (used in) discontinued operations	91,949	(2,502)	179,632

Net increase (decrease) in cash and cash equivalents	(948)	(127,587)	144,602

Cash and cash equivalents at beginning of year	200,950	328,537	183,935

Cash and cash equivalents at end of year	$200,002	$200,950	$328,537

Supplemental Disclosures

Income taxes paid, net of amounts recovered	$652	$5,237	$39,570

Interest paid, net of amounts capitalized	495	334	197

The accompanying notes are an integral part of the financial statements.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share amounts)

General

      Business — Micron Electronics, Inc. and its subsidiaries (collectively the “Company”) provide a variety of computer products and related services through its PC Systems, SpecTek, and HostPro business segments. The Company has adopted plans to dispose of its PC Systems and SpecTek business segments, which are reported separately as discontinued operations — See the note entitled “Discontinued operations.” The Web hosting business (“HostPro”), will remain as the Company’s sole continuing operations. HostPro offers a range of business-to-business Internet products and services, including turnkey e-commerce solutions, Web and applications hosting, co-location and connectivity services primarily to small- and medium-sized businesses. The PC Systems business develops, markets, manufactures, sells and supports a wide range of desktop and notebook systems and network servers under the micronpc.com brand name and sells, resells, and supports a variety of additional peripherals, software and services. SpecTek processes and markets various grades of memory products in either component or module form for specific applications.

      History of operating losses — HostPro has incurred net losses and losses from operations for each period from inception through August 31, 2000, and anticipates incurring losses for at least the next two years. The Company does not expect HostPro to generate positive cash flow from operations for at least one year. The Company’s future success is dependent upon its ability to achieve profitability prior to the depletion of cash reserves and to raise funds, thereafter, if needed. While the Company believes that it has adequate resources to maintain planned operations for at least one year from the balance sheet date, there is no assurance that HostPro will be profitable in the future under its current Web and application hosting model or that adequate funding will be available to allow the Company to continue operations subsequent to the one-year time period.

Significant Accounting Policies

      Basis of presentation — The financial statements include the accounts of Micron Electronics, Inc. and its wholly owned subsidiaries. Investments in companies in which the Company has significant influence over operating and financial policies are accounted for using the equity method. Other investments are accounted for using the cost method. All significant intercompany balances and transactions have been eliminated. The Company’s operations are reported on a fiscal basis, which is a 52 or 53-week period ending on the Thursday closest to August 31. All references to periods including annual and quarterly are on a fiscal basis. The years ended August 31, 2000 and September 2, 1999 contained 52 weeks compared to 53 weeks for the year ended September 3, 1998. As of August 31, 2000, Micron Technology, Inc. (“MTI”) owned 61% of the Company’s outstanding common stock.

      Use of estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The amounts that we will ultimately incur or recover could differ materially from our current estimates. The underlying estimates and facts supporting these estimates could change in 2001 and thereafter.

      Revenue recognition — Revenue from continuing operations is primarily generated by providing shared and dedicated hosting, application hosting, and connectivity services. Revenue is recognized as the services are provided. Hosting contracts generally are for service periods ranging from 1 to 12 months and typically require up-front fees. Such fees, including set-up fees for hosting services, are deferred and recognized ratably over the customers' expected service period.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

      Basic and diluted income (loss) per share — Basic earnings per share are computed using the weighted average number of common shares outstanding. Diluted earnings per share are computed using the weighted average number of common shares outstanding and potential common shares outstanding. Potential common shares result from the assumed exercise of outstanding stock options.

      In addition to net income (loss) per share, the Company has also reported per share amounts on the separate income statement components required by Accounting Principles Board Opinion No. 30 (“APB No. 30”) “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” Because the Company has reported a loss from continuing operations during 2000, the effect of dilutive securities is excluded from the calculation of fiscal year 2000 per share amounts.

      Comprehensive income — The Company reports comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income.” This statement requires the disclosure of accumulated other comprehensive income or loss (excluding net income or loss) as a separate component of shareholders’ equity.

      Financial instruments and concentration of credit risk — Cash equivalents include highly liquid short-term investments with original maturities of three months or less, readily convertible to known amounts of cash. The amounts reported as cash equivalents, liquid investments, receivables, other assets, accounts payable and accrued expenses and debt are considered by management to be reasonable approximations of their fair values, based on information available as of August 31, 2000. The use of different assumptions could have a material effect on the estimated fair value amounts. The reported fair values do not take into consideration potential taxes or other expenses that would be incurred in an actual settlement.

      Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and investment securities. The Company invests its cash in credit instruments of highly rated financial institutions and performs periodic evaluations of the credit standing of these financial institutions. The Company’s policies limit the concentration of credit exposure by restricting investments with any single obligor, instrument, or geographic area.

      Property, plant and equipment — Property, plant and equipment, including software, are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 10 years for leasehold improvements and 2 to 5 years for equipment and software.

      Income taxes — The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse.

      Goodwill and other intangibles — Goodwill and other intangibles (“intangibles”) are amortized on a straight-line basis over their expected useful lives, not exceeding 10 years. The Company evaluates the carrying value of its long-lived assets, including goodwill, under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of long-lived Assets and for long-lived Assets to be Disposed of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations when indications of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In addition, the recoverability of goodwill is further evaluated under the provisions of APB Opinion No. 17, Intangible Assets, based upon undiscounted cash flows. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell. As of 2000, no such impairments have been recognized.

      Advertising — Advertising costs are charged to operations as incurred.

      Recently issued accounting standards — In June 1998, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 133 requires that all derivatives be recorded as either assets or liabilities in the balance sheet and marked-to-market on an ongoing basis. SFAS No. 133 applies to all derivatives including stand-alone instruments, such as forward currency exchange contracts and interest rate swaps, or embedded derivatives, such as call options contained in convertible debt instruments. The Company implemented SFAS No. 133 in the first quarter of fiscal 2001 and it did not have a material impact on its results of operations, financial position and cash flows.

      In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101 “Revenue Recognition in Financial Statements.” The SAB summarizes certain staff views in applying generally accepted accounting principles to revenue recognition in financial statements. Adoption is currently required in fiscal 2001, and early adoption is permitted. The Company does not expect this Bulletin to have a material affect on its results of operations, financial condition or cash flows.

      In April 2000, Financial Accounting Standards Board issued Interpretation No. 44 (FIN 44), Accounting for Certain Transactions Involving Stock Compensation — an interpretation of APB Opinion No. 25. FIN 44 clarifies and modifies APB Opinion No. 25, Accounting for Stock Issued to Employees. The provisions of FIN 44 became effective in 2000 and did not have a material affect on the Company’s results of operations, financial condition or cash flows.

      Reclassifications — Certain reclassifications have been made, none of which affected net income, to present the statements on a consistent basis.

      In addition to the significant accounting policies outlined above, the Company’s significant accounting policies relating specifically to discontinued operations are listed below.

      Certain concentrations — Certain components, subassemblies and software included in our systems are obtained from sole suppliers or a limited number of suppliers. The Company relies, to a certain extent, upon its suppliers’ abilities to enhance existing products in a timely and cost-effective manner, to develop new products to meet changing customer needs and to respond to emerging standards and other technological developments in the personal computer industry. The Company’s reliance on a limited number of suppliers involves several risks, including the possibility of shortages and/or increases in costs of components and subassemblies, and the risk of reduced control over delivery schedules. A concentration of credit risk may exist with respect to trade receivables, as many customers are affiliated with computer, telecommunications and office automation industries, or are governmental entities. The Company performs ongoing credit evaluations on a significant number of its customers and collateral from its customers is generally not required.

      Revenue recognition — Revenue from product sales to customers is generally recognized upon shipment. A provision for estimated sales returns is recorded in the period in which the sales are recognized. Revenue from service and support contracts for which we are primarily obligated is recognized over the term of the contract. Revenue from sales of third party service contracts for which we are not obligated is recognized at the time of sale.

      Inventories — Inventory balances are stated at the lower of cost or market, with cost being determined on an average cost basis.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

      Property, plant and equipment — Property, plant and equipment, including software, are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 30 years for buildings and 2 to 10 years for equipment and software. Effective September 4, 1998, the Company revised its estimated useful lives of certain information technology assets, including enterprise software, enterprise hardware and telecommunications systems. Originally, the estimated lives of these assets were two and three years. The revision extended the lives to five years, on a prospective basis, which the Company believes is a more accurate reflection of the assets’ actual useful lives. This revision reduced depreciation and amortization expense by $4 million ($2.5 million net of tax) in 1999.

      The Company adopted Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” in 1999. SOP 98-1 requires companies to capitalize certain costs of computer software developed or obtained for internal use, provided that those costs are not research and development. As a result of the adoption of this statement in 1999, the Company capitalized $3 million of internal software development costs.

      Product and process technology — Costs related to the conceptual formulation and design of products and processes are expensed as research and development. Costs incurred to establish patents and acquire product and process technology are capitalized. Capitalized costs are amortized using the straight-line method over the shorter of the estimated useful life of the technology, the patent term, or the agreement, ranging up to 10 years.

      Royalties — The Company has royalty-bearing license agreements allowing the Company to sell certain hardware and software products and to use certain patented technology. Royalty costs are accrued and included in cost of goods sold when the sale is recognized.

      Warranty and services — The Company provides for estimated costs to be incurred under its warranty and other service programs at the time sales are recorded.

      Foreign currency — The Company uses the United States (U.S.) Dollar as its functional currency, except for its former operations in Japan and Malaysia. The assets and liabilities of those operations are translated into U.S. Dollars at exchange rates in effect at the balance sheet date. Income and expense items are translated at the average exchange rates prevailing during the period. Aggregate transaction gains and losses included in the determination of net income are not material for any period presented.

Discontinued Operations

      The Company has adopted plans to discontinue the operations of its PC Systems and SpecTek business segments. These segments are accounted for as discontinued operations in accordance with APB No. 30. Amounts in the financial statements and related notes for all periods shown have been reclassified to reflect the discontinued operations.

      Operating results for the discontinued operations are reported, net of tax, under “Income from discontinued operations” on the accompanying Statements of Operations. For financial reporting purposes, the assets and liabilities of the discontinued operations are combined and classified in the accompanying Balance Sheets under “Net assets of discontinued operations.” Cash flows from the discontinued operations are also stated separately on the accompanying Statements of Cash Flows, under “Net cash provided by (used in) discontinued operations.”

PC Systems

      On April 30, 2001, the Company entered into a definitive agreement to sell its PC Systems business to GTG PC Holdings, LLC, (“GTG PC”) an affiliate of the Gores Technology Group. Under the terms

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

of the agreement, GTG PC will receive assets, which includes $70.0 million in cash, and assume specified liabilities of the PC Systems business. The Company is required to meet specified working capital requirements based on the net assets and liabilities to be transferred to GTG PC. An additional cash contribution may be required if the Company does not meet these working capital requirements. Following necessary regulatory approvals, the sale of the PC Systems business is expected to close by the end of May 2001.

      The Company will retain all liabilities of the PC Systems business not assumed by GTG PC, including, for example, liabilities for taxes arising prior to the closing of the transaction, employee termination and related expenses, and any litigation arising prior to the closing date. In addition, the Company has agreed for a period of three years not to compete with the PC Systems business, and for two years, to not solicit or hire prior employees of the PC Systems business. For a transition period after the closing of the purchase, the purchaser agreed to provide some information technology, financial, telecommunications and human resources services to the Company at its cost plus 10% during the first four months after closing, and at its cost plus 25% for the following two months.

      For a period of two years following the closing of the purchase, or for the applicable statute of limitations with respect to taxes and government contracts, the Company is obligated to indemnify the purchaser and affiliated entities for any breaches of the representations, warranties or covenants contained in the agreement. The agreement provides that the maximum aggregate liability of the Company for indemnification under the agreement is $10.0 million, or, in some limited circumstances, $30.0 million.

      The agreement also provides that the Company would potentially be entitled to receive a percentage of any proceeds in the event the PC Systems business is sold or has an initial public offering of its securities within three years of the closing of the purchase. The Company would receive a payment only after the repayment of transaction costs, repayment of debt and capital contributions, payment of a specified amount of cash to GTG PC and obligations under employee incentive programs.

      At the end of its fiscal second quarter of 2001, the Company announced that the PC business would be discontinued. Consistent with accounting for discontinued operations, the Company recorded an estimate of future operating losses from the discontinued operation between March 2, 2001 and May 31, 2001, the expected completion date of the sale, and an estimate of the loss on disposal of the discontinued operation. This estimated loss recorded in the second fiscal quarter of 2001 was $147.5 million. Based on the final terms of the agreement to sell the PC Systems business, the revised estimated loss is approximately $170.5 million. Management believes that the estimated losses are reasonable; however, they are based on preliminary data and are subject to revision.

      Summarized below are the operating results for PC Systems business, which are included together with SpecTek’s operating results in the accompanying Statements of Operations, under “Income (loss) from discontinued operations.”

	For the year ended

	August 31,	September 2,	September 3,
	2000	1999	1998

Net sales	$1,031,852	$1,237,748	$1,492,602

Loss before income taxes	(104,797)	(28,419)	(106,248)

Income tax benefit	29,508	10,499	46,813

Loss from discontinued operations, net of tax	$(75,289)	$(17,920)	$(59,435)

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

      Included in other expense of discontinued PC Systems operations in 1999 was a $4 million charge associated with the closure and consolidation of its Micron Electronics Japan operation. The charge includes those costs associated with employee payroll and severance of $1 million for approximately 45 employees, fixed asset write-downs of $1 million, and other closure related costs of $2 million. All of the closure liabilities had been settled by September 2, 1999.

      Other expense of discontinued PC Systems operations in 1998 included $11 million of costs associated with the realignment of the Company’s PC Systems segment to concentrate on its core markets and customers. The Company consolidated its domestic and international PC Systems operations and reduced its workforce by 10%, or approximately 450 employees. The primary realignment costs consisted of $7 million associated with employee termination benefits, $2 million for the write-down of equipment and leasehold improvements and $2 million in estimated costs for the write-off of current technologies, other intangible assets and closure related costs. The realignment was substantially complete and all costs were incurred by September 3, 1998.

      Summarized below are the assets and liabilities of the PC Systems business, which are included together with the assets and liabilities of SpecTek, in the accompanying Balance Sheets under “Net assets of discontinued operations.”

	As of

	August 31,	September 2,
	2000	1999

Assets

Receivables	175,496	122,386

Inventories	17,138	8,788

Other current assets	7,524	19,368

Property, plant and equipment, net	138,134	116,472

Other assets	6,437	5,599

Total assets	344,729	272,613

Liabilities

Accounts payable and accrued expenses	214,071	200,955

Other liabilities	18,999	450

Total liabilities	233,070	201,405

Net assets of discontinued operations	$111,659	$71,208

SpecTek

      The Company has adopted a plan to discontinue the operations of its SpecTek business segment, which is accounted for as discontinued operations in accordance with APB No. 30. Pursuant to the Amended and Restated Component Recovery Agreement (as amended, the “Component Recovery Agreement”), dated effective September 2, 1999, MTI has exercised its rights to purchase the assets of the SpecTek business. On March 22, 2001, the Company entered into a Purchase Agreement (the “Purchase Agreement”) to sell all assets primarily used by SpecTek and certain land, buildings and intellectual property assets, used primarily by the PC Systems business, to MTI. Pursuant to the terms of the Purchase Agreement, the Company transferred the land, buildings and intellectual property to MTI on March 22, 2001. The assets used by SpecTek were transferred to MTI on April 5, 2001. The Company has leased back a portion of the land and buildings from MTI and has also been granted a license to use the intellectual property. The estimated proceeds from the sale of assets under the Purchase Agreement

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

are $136 million, less $92 million of inter-company accounts payable to MTI. The Company received $18 million of cash in excess of the historical cost of the land, buildings, and intellectual property. This amount will be recorded, net of tax, as an increase in additional paid in capital during the third quarter of 2001.

      The Company anticipates that SpecTek will provide income from its operations through the disposal date of April 5, 2001. Income earned by SpecTek during this period will be recognized in the third quarter of 2001. The Company continued to purchase components from MTI through April 5, 2001, under the terms of the Component Recovery Agreement. The cost to obtain components from MTI during the phase-out period was 90% of pre-tax income attributable to the sale of such components. Based on the terms of the Purchase Agreement, and in accordance with APB 30, no estimated loss on disposal was recorded for the sale of SpecTek in the second quarter of 2001.

      Summarized below are the operating results for SpecTek, which are included together with the PC Systems business’ operating results, in the accompanying Statements of Operations under “Income (loss) from discontinued operations.”

	For the year ended

	August 31,	September 2,	September 3,
	2000	1999	1998

Net sales	$491,502	$199,617	$240,830

Income before income taxes	200,084	80,141	184,147

Income tax provision	(57,060)	(30,884)	(81,840)

Income from discontinued operations, net of tax	$143,024	$49,257	$102,307

      Summarized below are the assets and liabilities of SpecTek, which are included with the assets and liabilities of the PC Systems business, in the accompanying Balance Sheets under “Net assets of discontinued operations.”

	As of

	August 31,	September 2,
	2000	1999

Assets

Receivables	$53,968	$23,417

Inventories	13,620	8,733

Property, plant and equipment, net	35,619	40,499

Other assets	411	279

Total assets	103,618	72,928

Liabilities

Accounts payable and accrued expenses	126,626	29,164

Other liabilities	423	177

Total liabilities	127,049	29,341

Net (liabilities) assets of discontinued operations	$(23,431)	$43,587

Gain on Sale of MCMS Common Stock

      On February 26, 1998, the Company sold 90% of its interest in MCMS, its wholly owned subsidiary. The sale was structured as a re-capitalization of MCMS (the “Re-capitalization”), whereby Cornerstone

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

Equity Investors IV, L.P., other investors and certain members of MCMS’ management, including Robert F. Subia, then a director of the Company, acquired the 90% interest in MCMS. In exchange for the 90% interest in MCMS, the Company received $249 million in cash. Results of discontinued operations of the SpecTek business segment in 1998 include a pre-tax gain of $156 million ($95 million or $0.98 per diluted share, net of taxes) realized from the sale. Subsequent to the Re-capitalization of MCMS, the Company owned a 10% interest in MCMS, which is accounted for using the cost basis of accounting. Accordingly, results of operations of MCMS subsequent to February 26, 1998 have been excluded from the Company’s results of operations.

Acquisitions

      The Company has acquired and strategically invested in a number of companies to expand its Internet access and Web hosting capabilities through its HostPro business. In 2000, the Company acquired two Web and application hosting companies and invested in one start-up company. In the last month of 1999, the Company acquired one Web hosting company and one Internet access company. On December 14, 1999 the Company acquired LightRealm, Inc. (“LightRealm”), a Kirkland, Washington-based Web and applications hosting and Internet access company serving small- and medium-size businesses. The Company paid approximately $48 million in cash, including expenses in exchange for 100% of LightRealm’s outstanding stock. On March 16, 2000, the Company acquired Worldwide International Publishing Corporation (“WIPC”), a Boca-Raton, Florida-based Web hosting company that also served small- and medium-size businesses. The Company paid approximately $13 million in cash, including expenses in exchange for 100% of the outstanding stock of WIPC. The Company accounted for both transactions as purchases and allocated the purchase price to the net assets acquired, including intangible assets, based on the their fair values as determined by an independent appraiser. The Company’s results of operations for 2000 include the results of operations of LightRealm and WIPC, subsequent to their respective acquisition dates.

      On April 7, 2000, the Company invested $7 million in Bird on a Wire Networks, Inc., (“BOAW”), a Toronto-based dedicated Web hosting start-up company in exchange for a non-interest bearing convertible debenture (the “Debenture”). The Debenture is convertible after April 7, 2003 or upon the occurrence of certain liquidity events, into common shares that will provide the Company with up to 30% of the issued and outstanding common shares of BOAW at the conversion date. The Company is accounting for this investment using the equity method of accounting.

      On March 24, 2000, the Company acquired certain assets and assumed certain liabilities, which consisted primarily of warranty obligations, of Inacom, for approximately $5 million in cash. Included in the assets were accounts receivable and a number of contracts with various federal agencies, including the Department of Veterans Affairs Procurement of Hardware and Software (“PCHS”) contract. The PCHS contract is currently in its third year of a five-year term and is open to orders from all government agencies. The operations and the assets and liabilities of the Inacom acquisition are included with the discontinued operations of the PC Systems business.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

      A summary of the net assets of LightRealm, WIPC and Inacom at their respective acquisition dates, including deferred tax effects is as follows:

Fair Value

Property and equipment	$2,367

Goodwill and other intangibles	67,750

Net current assets	6,487

Net non-current liabilities	(3,427)

Net deferred tax liability	(7,187)

$65,990

      On August 2, 1999, the Company acquired NetLimited, Inc. (d.b.a. “HostPro”), a Seattle-based Web and applications hosting provider serving small- and medium-size businesses. Shortly after the purchase, the Company adopted the HostPro name for its entire Web hosting and Internet access business. The Company paid approximately $22 million in cash, including expenses in exchange for 100% of the outstanding stock of HostPro. The purchase agreement contained a clause permitting an upward or downward adjustment to the purchase price of up to 10% depending on the number of subscriber accounts existing on February 24, 2000. The number of subscriber accounts met the requirements as specified in the agreement, and accordingly the Company paid an additional $2 million in March 2000 to the original shareholders, which was capitalized as part of the purchase price.

      An independent appraiser through an analysis using a risk adjusted cash flow model determined the fair value of HostPro’s technology. The analysis estimated future cash flows derived from the technology or products incorporating the technology. These cash flows were discounted taking into account the life expectancy of the technology and risks related to existing and future markets. Technology was segregated into that which was determined to be completed (those currently technologically feasible but that may require adjustments or relatively minor enhancements) and in-process (technologies that require additional research and development efforts to reach technological feasibility). Estimated future cash flows associated with in-process research and development were discounted considering risks and uncertainties related to the viability, stage of completion, work required to establish feasibility, and to the completion of products the Company would ultimately market. The analysis resulted in the allocation of $1 million of purchase price to in-process research and development. In management’s opinion, the acquired in-process research and development had not yet reached a stage where feasibility, delivery or product features were certain and had no alternative future use. As a result, acquired in-process research and development was charged to expense during the fourth quarter of 1999.

      On the last day of the 1999 fiscal year, the Company acquired the property and equipment of Micron Internet Services (“MIS”), formerly a division of MTI. MIS is a provider of dedicated, nationwide dial-up and broadband Internet access, virtual private network solutions, and e-commerce services. The Company paid approximately $2 million in cash, which was equal to the book value of the net assets of MIS. The Company accounted for this transaction at historical cost.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

      A summary of the net assets acquired, including the $2 million additional purchase price paid in March 2000 and deferred tax effects is as follows:

Fair Value

In-process research and development	$1,000

Property and equipment	2,812

Goodwill and other intangibles	23,849

Net current assets	661

Net deferred tax liability	(2,127)

$26,195

      The following unaudited pro forma information reflects the results of the Company’s continuing operations for the years ended August 31, 2000, September 2, 1999 and September 3, 1998 as if the acquisitions of LightRealm, WIPC and Inacom had occurred at the beginning of 1999 and HostPro and MIS had occurred at the beginning of 1998, after giving effect to certain adjustments, including amortization of intangibles, depreciation, and related income tax effects. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisitions actually taken place at the beginning of the periods presented or operating results which may occur in the future.

	Fiscal year ended

	August 31, 2000	September 2, 1999	September 3, 1998

	Unaudited	Unaudited	Unaudited

Revenue from continuing operations	$37,358	$22,357	$6,736

Income (loss) from continuing operations	(27,420)	(7,675)	839

Net income	38,291	26,378	43,711

Income (loss) per share, basic:

Continuing operations	$(0.28)	$(0.08)	$0.01

Net income	$0.40	$0.27	$0.46

Income (loss) per share, diluted:

Continuing operations	$(0.28)	$(0.08)	$0.01

Net income	$0.40	$0.27	$0.46

Investment Securities

	As of

	August 31, 2000	September 2, 1999

Held to maturity investment securities, at amortized cost:

Commercial paper	$128,836	$115,579

State and local government	62,077	80,793

U.S. Government agency	96,018	109,792

	286,931	306,164

Less cash equivalents	(160,899)	(168,636)

Liquid investments	$126,032	$137,528

      Securities classified as held-to-maturity have remaining maturities of less than one year.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

Receivables

	As of

	August 31, 2000	September 2, 1999

Trade receivables	$3,639	$360

Taxes recoverable	—	6,602

Other	1,070	—

Allowance for doubtful accounts	(305)	(65)

	$4,404	$6,897

Property, Plant and Equipment

	As of

	August 31, 2000	September 2, 1999

Computer equipment and software	$16,429	$619

Leasehold improvements	10,550	21

Assets in progress	14,990	2,264

Less: accumulated depreciation and amortization	(4,296)	(17)

	$37,673	$2,887

      Depreciation and amortization of property, plant and equipment was $4.2 million and $0.0 million for 2000 and 1999, respectively. Depreciation and amortization of property, plant and equipment relating to discontinued operations was $36 million, $33 million and $39 million for 2000, 1999 and 1998, respectively.

Acquired Intangibles and Goodwill

	As of

	August 31, 2000	September 2, 1999

Acquired intangibles	$65,375	$5,400

Goodwill	24,700	17,386

	90,075	22,786

Less accumulated amortization	(8,254)	(206)

	$81,821	$22,580

      Amortization of goodwill and acquired intangible assets relating to continuing operations was $8.0 million and $0.2 million for 2000 and 1999, respectively. Amortization of goodwill and acquired intangible assets relating to discontinued operations was $0.5 million for 2000.

Equity Investment

      On April 7, 2000, the Company invested $7 million in BOAW, a dedicated Web hosting start-up company in exchange for a non-interest bearing convertible debenture (the “Debenture”). The Debenture is convertible after April 7, 2003, or upon the occurrence of certain liquidity events, into common shares that will provide the Company with up to 30% of the issued and outstanding common shares of BOAW at the conversion date. The Company accounts for this investment using the equity method of accounting.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

Accounts Payable and Accrued Expenses

	As of

	August 31, 2000	September 2, 1999

Trade payable	$7,670	$409

Accrued payroll and related liabilities	3,442	2,348

Taxes payable	7,268	36

Deferred revenue	3,198	739

Other	6,426	8,724

	$28,004	$12,256

Other Liabilities

	As of

	August 31, 2000	September 2, 1999

Accrued stock compensation	$5,340	$3,892

Other	5,943	6,260

	$11,283	$10,152

Debt

	As of

	August 31, 2000	September 2, 1999

Notes payable in periodic installments through June 2001, weighted average interest rate of 7.93% and 7.85%, respectively	$1,854	$9,722

Capitalized lease obligations payable in monthly installments through October 2002, weighted average interest rate of 10.29% and 15.4%, respectively	117	271

	1,971	9,993

Less current portion	(1,971)	(4,992)

	$—	$5,001

      The Company has an unsecured credit agreement, expiring June 2001, with a group of financial institutions providing for borrowings totaling $100 million. As of August 31, 2000, the Company was eligible to borrow the full amount under the agreement, but had no borrowings outstanding. Under the agreement, the Company is subject to certain financial and other covenants including certain financial ratios and limitations on the amount of dividends we can declare or pay. On March 28, 2001, we terminated this credit agreement.

      Certain of our notes payable are collateralized by equipment with a total cost of $10 million and accumulated depreciation of $9 million as of August 31, 2000. Equipment under capital leases net of accumulated amortization was $4 million as of August 31, 2000.

      Interest income is net of approximately $0.2 million, $0.4 million, and $0.05 million of interest expenses in 2000, 1999, and 1998, respectively. Construction period interest of approximately $0.2 million, $1 million, and $2 million, was capitalized into the cost of discontinued operations assets in 2000, 1999 and 1998, respectively.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

Stock Purchase and Incentive Plans

      The Company’s 1995 Employee Stock Purchase Plan (the “Plan”) allows eligible employees to purchase shares of common stock through payroll deductions. The shares can be purchased for 85% of the lower of the beginning or ending fair market value of each six-month offering period and is restricted from resale for a period of one year from the date of purchase. Purchases are limited to 20% of an employee’s eligible compensation. A total of 2,500,000 shares are reserved for issuance under the plan, of which approximately 861,000 shares had been issued as of August 31, 2000. Shares issued under the Plan during 2000, 1999 and 1998, were approximately 169,000, 184,000, and 237,000, respectively.

      The Company’s 1995 Stock Option Plan (the “Option Plan”) provides for the granting of incentive and non-statutory stock options. As of August 31, 2000, there were 15 million shares of common stock reserved for issuance under the Option Plan. Exercise prices of the incentive and non-statutory stock options are 100% of the fair market value of the Company’s common stock on the date of grant. Prior to April 28, 1999 exercise prices of the incentive and non-statutory stock options were generally issued at 100% and 85%, respectively, of the fair market value of the Company’s common stock on the date of grant. Stock options granted to employees and executive officers after April 28, 1999 typically have a term of ten years and vest twenty-five percent each year for four years from the date of grant. Stock options granted to employees and executive officers prior to April 28, 1999 typically have a term of six years and vest twenty percent each year for five years from the date of grant.

      On March 19, 1998, the Company’s Board of Directors approved an option re-pricing program pursuant to which all employees, except certain executive officers, could exchange outstanding options under the Option Plan for new options having an exercise price equal to the average closing price of the Company’s common stock for the five business days preceding April 3, 1998 and having generally the same terms and conditions, including vesting and expiration terms, as the options exchanged. The exercise price of the options reissued under this option re-pricing program is $13.06 per share.

      During 1998, Mr. Joel J. Kocher, the Company’s Chief Executive Officer and Chairman of the Board of Directors, was granted options to purchase a total of 650,000 shares of the Company’s Common Stock. Of these 650,000 options, 500,000 were granted under the Option Plan and 150,000 were granted as non-plan grants. A total of 250,000 options vest after completion by Mr. Kocher of seven (7) years of employment with the Company, subject to immediate early vesting if the Company achieves certain financial criteria relating to profitability, net revenue, net margin and cash balance increases.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

      Option activity under the Option Plan is summarized as follows (amounts in thousands, except per share amounts):

	Fiscal Year Ended

	August 31, 2000		September 2, 1999		September 3, 1998

		Weighted		Weighted		Weighted
		average		average		average
	Number	exercise	Number	exercise	Number	exercise
	of shares	price	of shares	price	of shares	price

Outstanding at beginning of year	7,448	$12.56	5,292	$12.56	3,559	$16.98

Granted	2,719	10.94	3,713	12.77	5,842	13.20

Exercised	(229)	12.17	(218)	12.28	(68)	11.37

Terminated or canceled	(1,735)	13.20	(1,339)	13.21	(4,041)	17.40

Outstanding at end of year	8,203	11.90	7,448	12.56	5,292	12.56

Exercisable at end of year	2,233	12.40	1,426	12.86	747	13.24

Shares available for future grant under the Option Plan	6,406		2,390		4,764

      The following table summarizes information about the Company’s stock options outstanding under the Option Plan as of August 31, 2000 (amounts in thousands, except per share amounts):

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		average	average		average
	Number	remaining	exercise	Number	exercise
Range of exercise prices	of shares	life (years)	price	of shares	price

Less than $10.00	1,484	6.6	$8.32	401	$9.17

$10.01 – $15.00	6,196	5.7	12.20	1,620	12.39

$15.01 – $20.00	428	3.5	17.54	175	17.71

Greater than $20.00	95	3.4	22.35	37	22.44

	8,203			2,233

      The Company adopted the disclosure-only provisions of SFAS 123, “Accounting for Stock-Based Compensation.” The Company elected to continue to measure compensation expense for its stock-based employee compensation using the intrinsic value method prescribed by APB No. 25, “Accounting for Stock Issued to Employees.” The fair value of options at date of grant is estimated using the Black-

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

Scholes options pricing model. The weighted average assumptions and resulting fair values at date of grant for options granted during 2000, 1999 and 1998, follow:

	Stock Option Plan Shares			Employee Stock Purchase Plan Shares

	2000	1999	1998	2000	1999	1998

Assumptions:

Expected life	3.2 years	3.5 years	3.3 years	0.5 years	0.5 years	0.5 years

Risk-free interest rate	6.1%	5.0%	5.6%	5.6%	4.5%	5.1%

Expected volatility	72.0%	70.0%	70.0%	72.0%	70.0%	70.0%

Dividend yield	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Weighted average fair values:

Exercise price equal to market price	$6.31	$6.88	$6.57	—	—	—

Exercise price less than market price	8.83	8.46	9.25	$3.99	$4.79	$3.78

      Stock based compensation costs would have reduced net income by $17 million, $9 million and $11 million or $0.17, $0.09 and $0.11 per diluted share, respectively, if the fair values of all options granted subsequent to 1995 had been recognized as compensation expense on a straight-line basis over the vesting period of the grants. The pro forma effect on net income for 2000, 1999, and 1998, may not be representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to the adoption of SFAS No. 123.

      On August 17, 2000, the Board of Directors of the Company and HostPro adopted the 2000 Equity Incentive Plan I and 2000 Equity Incentive Plan II, reserving a total of 10 million shares of HostPro Common Stock for issuance under the plans. The grants awarded during 2000 become vested as to 25% of the shares issued under the option grant after one year from the date of grant. Subsequent to the one-year anniversary of the grant, the options become vested as to 2.08% of the total shares of the option grant per month. Options may not be exercised prior to (i) issuance to the public of shares of Common Stock pursuant to an S-1 Registration Statement under the Securities Act of 1933, as amended or (ii) five years from the date of grant; provided that any option granted to a resident of California who is not an officer or director of HostPro shall become exercisable at the rate of no less than 20% per year over five years from the date of grant.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

      Option activity under HostPro’s Stock Plans are as follows (amounts in thousands, except per share amounts):

	Fiscal year ended
	August 31, 2000

		Weighted
		average
	Number	exercise
	of shares	price

Outstanding at beginning of year	—	$—

Granted	3,876	2.25

Exercised	—	—

Terminated or canceled	1	2.25

Outstanding at end of year	3,875	2.25

Exercisable at end of year	—	—

Shares available for future grant under the Option Plan	6,124

      The following table summarizes information about HostPro’s options outstanding under the 2000 Equity Incentive Plans (amounts in thousands, except per share amounts):

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		average	average		average
	Number	remaining	exercise	Number	exercise
Range of exercise prices	of shares	life (years)	price	of shares	price

Less than $10.00	3,875	9.9	$2.25	—	—

      The fair value of options at date of grant is estimated using the Black-Scholes options pricing model. The weighted average assumptions and resulting fair values at date of grant for options granted during 2000 follow:

Stock Option Plan Shares
2000

Assumptions:

Expected life	3.0 years

Risk-free interest rate	5.9%

Expected volatility	0.0%

Dividend yield	0.0%

Weighted average fair values:

Exercise price equal to market price	$0.37

Exercise price less than market price	—

      The pro forma stock based compensation costs would not have a significant impact on compensation expense if the fair values of HostPro options granted had been recognized as compensation expense on a straight-line basis over the vesting period of the grants.

Retirement Plan

      The Company offers its employees a 401(k) retirement plan (the “RAM Plan”) in which substantially all employees may participate. Under the RAM Plan, employees may contribute from 2% to 16% of eligible pay to various savings alternatives. The RAM plan provides for an annual match of eligible

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

employee’s contributions equal to 100% of the first 4% of pay or $1,500, whichever is greater. Beginning in 2000, the Company’s contributions under the RAM Plan are made in the Company’s stock, which is purchased on the open market. The Company may also contribute additional amounts based on its financial performance. The Company’s expense included in continuing operations pursuant to the RAM Plan was approximately $0.3 million, $0.1 million, and $0.1 million in 2000, 1999 and 1998, respectively. The Company’s expense included in discontinued operations pursuant to the RAM Plan was approximately $2.7 million, $2.1 million, and $3.6 million in 2000, 1999 and 1998, respectively.

Transactions with Affiliates

	Fiscal year ended

	August 31, 2000	September 2, 1999	September 3, 1998

Net sales	$7,282	$3,742	$18,538

Inventory purchases	98,227	51,202	34,393

Component recovery agreement expenses	204,603	65,298	27,350

Administrative services and other expenses	524	529	1,147

Property, plant and equipment purchases	7,651	6,634	4,395

Property, plant and equipment sales	37,504	2,744	5,307

      Substantially all the transactions noted above were between the company’s discontinued operations and MTI.

Commitments

      As of August 31, 2000, the Company had commitments of $19 million for equipment purchases and $19 million for software infrastructure. In addition, the Company is required to make minimum royalty payments under certain agreements and periodically enter into purchase commitments with certain suppliers.

      The Company leases various office and production facilities and certain other property and equipment, under operating lease agreements expiring through 2007, with optional renewal periods thereafter. Rental expense was approximately $8 million, $4 million, and $5 million in 2000, 1999 and 1998, respectively. Future minimum lease payments are as follows:

Fiscal Year	Minimum Payments

2001	$3,662

2002	3,088

2003	2,657

2004	2,719

2005	2,216

Thereafter	4,420

$18,762

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

Income Taxes

	Fiscal year ended

	August 31, 2000	September 2, 1999	September 3, 1998

Current:

U.S. federal	$15,753	$5,346	$29,299

State	3,416	348	2,089

	19,169	5,694	31,388

Deferred:

U.S. federal	(1,783)	15,398	6,178

State	418	1,502	585

	(1,365)	16,900	6,763

Income tax provision	$17,804	$22,594	$38,151

Allocated to:

Continuing operations	$(9,748)	$2,209	$3,124

Discontinued operations	$27,552	$20,385	$35,027

      The tax benefit associated with non-statutory stock options and disqualifying dispositions by employees of shares issued under the Company’s stock plans reduced taxes payable by approximately $0.05 million, $0.4 million and $0.03 million for 2000, 1999 and 1998, respectively. These benefits were credited to additional capital.

      A reconciliation between the income tax provision and income tax computed using the federal statutory rate follows:

	Fiscal year ended

	August 31, 2000	September 2, 1999	September 3, 1998

U.S. federal income tax at statutory rate	$20,771	$20,691	$30,136

State taxes, net of federal benefit and state tax credits	723	1,777	1,743

Valuation allowance	—	—	4,139

In-process research and development	—	350	—

Tax-exempt Foreign Trade Income	(5,398)	(2,379)	(688)

Other	1,708	2,155	2,821

Income tax provision	$17,804	$22,594	$38,151

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

      The tax effects of temporary differences and carryforwards that give rise to the deferred tax assets and liabilities are as follows:

	As of

	August 31, 2000	September 2, 1999

Deferred tax assets:

Receivables and other allowances	$2,515	$4,827

Inventories	1,814	1,308

Accrued expenses	6,030	7,287

Investment basis difference	3,358	3,361

Accrued compensation	4,501	3,540

Accrued licenses and royalties	1,431	1,595

Deferred revenue	8,631	1,753

Net operating loss carryforwards	4,652	5,590

Other	2,024	1,351

Total deferred tax assets	34,956	30,612

Valuation allowance	(4,652)	(4,652)

Net deferred tax assets	30,304	25,960

Deferred tax liabilities:

Property, plant and equipment	(6,231)	(4,637)

Acquired intangibles	(9,368)	(2,122)

Deferred patent charges	(1,843)	(1,829)

Other	(15,792)	(14,479)

Total deferred tax liabilities	(33,234)	(23,067)

Net deferred taxes	$(2,930)	$2,893

      Deferred tax assets and liabilities have not been classified with net assets of discontinued operations because income taxes will not be assumed by the buyers of the discontinued operations and will remain the responsibility of the Company.

      The Company has federal operating loss carryforwards of $11 million (including $10 million and $1 million as a result of the NetFRAME and HostPro acquisitions) that expire beginning in 2006. The Company also has apportioned state operating loss carryforwards of $18 million (including $4 million as a result of the NetFRAME acquisition) that begin to expire in 2001. Deferred tax liabilities of approximately $7 million and $2 million were recorded in connection with the acquisitions in 2000 and 1999, respectively. The use of pre-acquisition operating losses and tax credit carryforwards are subject to limitations imposed by the Internal Revenue Code. To the extent the amount of NetFRAME’s operating loss and tax credit carryforwards available to offset future taxable income were statutorily limited, no deferred tax asset was established.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

Earnings Per Share

      In accordance with SFAS No. 128, “Earnings Per Share,” diluted earnings per share excludes anti-dilutive employee stock options of approximately 8.2 million, 1.2 million and 0.8 million in 2000, 1999 and 1998, respectively. A reconciliation of the number of common shares outstanding follows:

	Fiscal year ended

	August 31, 2000	September 2, 1999	September 3, 1998

Common shares outstanding:

Weighted average shares outstanding — basic	96,447	96,127	95,657

Effect of dilutive stock options	—	506	370

Weighted average shares outstanding — diluted	96,447	96,633	96,027

Contingencies

      The Company is defending a consumer class action lawsuit filed in the Federal District Court of Minnesota based on the alleged sale of defective computers. No class has been certified in the case. The case involves a claim that we sold computer products with a defect that may cause errors when information is written to a floppy disk. Substantially similar lawsuits have been filed against other major computer manufacturers. The case is currently in the early stages of discovery, and we are therefore unable to estimate total expenses, possible loss or range of loss that may ultimately be connected with the matter.

      During the third quarter of 1997, the Company began to collect and remit applicable sales or use taxes in nearly all states. In association therewith, the Company is party to agreements with nearly all states, which generally limit its liability, if any, for non-remittance of sales and use taxes prior to such agreements’ effective dates. The Company believes the resolution of any matters relating to the non-remittance of sales or use taxes prior to the balance sheet date will not have a material adverse effect on its business, financial position, and results of operations and cash flows.

      Periodically, the Company is made aware that technology it uses may infringe on intellectual property rights held by others. The Company has accrued a liability and charged operations for the estimated costs of settlement or adjudication of asserted and unasserted claims for alleged infringement prior to the balance sheet date. Resolution of these claims could have a material adverse effect on future results of operations and could require changes in the Company’s products or processes.

      The Company is currently a party to various other legal actions arising out of the normal course of business, none of which is expected to have a material adverse effect on the Company’s business, financial position, results of operations and cash flows.

      During the fourth quarter of 1998 the results of PC Systems discontinued operations were favorably affected by a benefit to cost of goods sold of $12 million related to revisions of estimates for certain contingencies for product and process technology costs for patent infringement matters based on new information learned by management in the fourth quarter of 1998.

Operating Segment and Geographic Information

      The Company adopted Statement of Financial Accounting Standards (SFAS) 131, “Disclosures about Segments of an Enterprise and Related Information” in 1999. SFAS 131 supersedes SFAS 14, “Financial Reporting for Segments of a Business Enterprise,” replacing the “industry segment” approach with the “management” approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of its

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas, and major customers.

      The Company had three business segments, PC Systems, SpecTek, and HostPro. As discussed in the note entitled “Discontinued Operations”, the PC Systems and SpecTek business units are being reported as discontinued operations. HostPro, the remaining business segment, is reported as the Company’s continuing operation.

	Fiscal year ended

	August 31, 2000	September 2, 1999	September 3, 1998

Revenue by Geographic Area (based on customer location)

United States	$29,773	$417	$—

Non-US	3,089	47	—

Totals	$32,862	$464	$—

Major Customers

      The Company’s discontinued PC Systems business received approximately $246 million, $261 million and $259 million in net revenue for in 2000, 1999 and 1998, respectively, from a single external customer, the federal government.

Subsequent Events

Sale of MCMS Common Stock

      On September 29, 2000, the Company sold its remaining 10% interest in MCMS for a net gain of $4.5 million.

Business Combination

      On March 23, 2001, the Company, Interland, and Imagine Acquisition Corporation (“Merger Sub”), a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger dated as of March 22, 2001 (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Interland, with Interland to survive and become a wholly owned subsidiary of the Company (the “Merger”). Each outstanding share of Interland common stock will be exchanged for 0.861 (the “Exchange Ratio”) shares of Micron Electronics common stock, and options and warrants to purchase Interland common stock will be exchanged for options or warrants, respectfully, to purchase shares of the Company’s common stock according to the Exchange Ratio. Based on provisions of the Merger Agreement, the Exchange Ratio may be subject to change. After the closing of the Merger, Interland shareholders and MTI are expected to own approximately 30% and 43%, respectively, of the Company’s outstanding common shares. In connection with the planned combination with Interland, the Company converted all the outstanding stock options under the HostPro Stock Plans to stock options of the Company and adopted the HostPro stock plans as the Micron Electronics, Inc. 2001 Equity Incentive Plan.

      Interland provides a broad range of Web hosting, applications hosting and other related Web-based business solutions specifically designed to meet the needs of small and medium-sized businesses. Interland had net sales of $34 million for the year ended December 31, 2000 and a net loss of $67 million.

MICRON ELECTRONICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands, except per share amounts)

Sale of Connectivity Accounts (unaudited)

      On March 26, 2001 the Company entered into an agreement to sell substantially all of its consumer dial-up accounts for between $4 and $5 million. Revenue from these accounts was approximately 18.6% of total revenues for fiscal 2000. The sale of these accounts is not expected to have a substantial impact on operating income. The Company expects that these accounts will be transferred by August 2001.

Sale of BOAW Assets (unaudited)

      On April 24, 2001, BOAW entered into non-binding letter of intent to sell its net assets. After settling BOAW liabilities, the Company will receive the net proceeds. The Company will record a loss on disposal of BOAW of approximately $2.1 million in the third fiscal quarter of 2001, if the transaction is completed.

MICRON ELECTRONICS, INC.

QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

(In thousands, except per share amounts)

	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter

2000

Revenue	$11,397	$10,155	$7,170	$4,140

Gross margin	2,700	2,295	2,298	1,234

Income (loss) from continuing operations	(14,180)	(8,287)	(3,772)	47

Net income (loss)	23,065	(1,866)	5,725	14,619

Income (loss) per share, basic and diluted:

Continuing operations	(0.14)	(0.09)	(0.04)	0.00

Discontinued operations	0.38	0.07	0.10	0.15

Net income	0.24	(0.02)	0.06	0.15

1999

Revenue	$464	$—	$—	$—

Gross margin	361	—	—	—

Income from continuing operations	842	1,262	1,617	1,466

Net income	13,715	6,981	4,169	11,659

Income per share, basic and diluted:

Continuing operations	0.01	0.01	0.01	0.01

Discontinued operations	0.13	0.06	0.03	0.11

Net income	0.14	0.07	0.04	0.12

MICRON ELECTRONICS, INC.

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

(In thousands)

	Fiscal year ended

	August 31, 2000	September 2, 1999	September 3, 1998

Allowance For Doubtful Accounts

Balance at beginning of year	$3,846	$3,709	7,556

Additions charged to expense	5,750	2,715	4,273

Acquisitions	400	—	—

Reductions and write-offs	(3,818)	(2,578)	(7,662)

Sale of MCMS	—	—	(458)

Balance at end of year	$6,178	$3,846	$3,709

Included in:

Continuing operations	305	65	—

Discontinued operations	5,873	3,781	3,709

Deferred Tax Asset Valuation Allowance

Balance at beginning of year	$4,652	$4,139	$—

Additions charged to expense	—	—	4,139

Additions from acquisitions	—	513	—

Balance at end of year	$4,652	$4,652	$4,139

Included in:

Continuing operations	4,652	4,652	4,139

Discontinued operations	—	—	—

      (c) Exhibits.

      The following exhibits are filed herewith:

2.01	Membership Interest Purchase Agreement, dated as of April 30, 2001, by and between the Registrant and GTG PC Holdings, LLC.

2.02	First Amendment to Membership Interest Purchase Agreement and Form of Contribution Agreement, dated as of May 31, 2001, by and between the Registrant and GTG PC Holdings, LLC.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICRON ELECTRONICS, INC.

Date: June 11, 2001	By: /s/ James R. Stewart

James R. Stewart, Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

2.01	Membership Interest Purchase Agreement, dated as of April 30, 2001, by and between the Registrant and GTG PC Holdings, LLC.

2.02	First Amendment to Membership Interest Purchase Agreement and Form of Contribution Agreement, dated as of May 31, 2001, by and between the Registrant and GTG PC Holdings, LLC.